UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As provided below, ISTA Pharmaceuticals, Inc., a Delaware corporation (“ISTA”), has exclusively licensed from SENJU Pharmaceutical, Co., Ltd. (“Senju”) the North American rights to an eye drop formulation of bepotastine, an investigational ophthalmic treatment for the treatment of allergic conjunctivitis.

On August 1, 2006, ISTA and Senju entered into an exclusive license agreement (the “License Agreement”) pursuant to which Senju has granted to ISTA exclusive rights in the United States, Canada, Mexico, and their respective territories or possessions (the “Territory”) under certain intellectual property to certain ophthalmic pharmaceutical preparations containing bepotastine. Under the License Agreement, ISTA will pay Senju non-refundable upfront and milestone payments of up to approximately $6 million and royalties on future product sales. ISTA is responsible, at its expense, for completing all development activities for the foregoing product in the Territory, including clinical trials and the preparation and submission of New Drug Application to the U.S. Food and Drug Administration. ISTA is also responsible for manufacturing, and if the product is approved, marketing and selling the product in the Territory.

Senju has previously licensed to ISTA certain exclusive rights in the U.S. to Istalol™ (0.5% timolol maleate ophthalmic solution) for the treatment of glaucoma, Xibrom™ (0.1% bromfenac sodium ophthalmic solution) for the treatment of ocular inflammation and pain following cataract surgery, and ecabet sodium under investigation for the treatment of dry eye syndrome. Senju has also previously licensed to ISTA certain exclusive rights in the Territory to iganidipine and a new formulation of latanoprost, a prostaglandin, both under investigation for the treatment of glaucoma.

The above summary does not purport to be a complete description of the terms of the License Agreement and is qualified in its entirety by reference to the License Agreement, which is attached hereto as Exhibit 10.1 to this Current Report and is incorporated herein by this reference. A copy of the press release announcing the License Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Exclusive License Agreement dated August 1, 2006, by and between ISTA Pharmaceuticals, Inc. and SENJU Pharmaceutical Co., Ltd.

99.1	Press Release, dated August 2, 2006.

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

August 3, 2006	By:	/s/ LAUREN P. SILVERNAIL
Lauren P. Silvernail Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Exclusive License Agreement dated August 1, 2006, by and between ISTA Pharmaceuticals, Inc. and SENJU Pharmaceutical Co., Ltd.

99.1	Press Release, dated August 2, 2006.

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.